Zumiez Inc. Announces Record Fiscal 2011 Fourth Quarter and Full Year Results

Fourth Quarter 2011 Diluted EPS Increased 22.4% to a Record $0.60; Fiscal 2011 Full Year Diluted EPS Increased 51.9% to $1.20; Fiscal 2011 Full Year Operating Margin Improved to 10.8%

EVERETT, WA -- (Marketwire - March 08, 2012) - Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today reported record results for the fourth quarter and fiscal year ended January 28, 2012.

Total net sales for the fourth quarter ended January 28, 2012 (13 weeks) increased 17.7% to $183.9 million from $156.2 million in the quarter ended January 29, 2011 (13 weeks). Comparable store sales for the fourth quarter of fiscal 2011 increased 9.7% on top of a comparable store sales increase of 13.0% in the fourth quarter of fiscal 2010. Net income in the fourth quarter of fiscal 2011 increased 24.9% to $18.7 million, or $0.60 per diluted share from net income of $15.0 million, or $0.49 per diluted share in the fourth quarter of the prior fiscal year.

Total net sales for fiscal 2011 (52 weeks) increased 16.1% to $555.9 million from $478.8 million in fiscal 2010 (52 weeks). Comparable store sales increased 8.7% in fiscal 2011 on top of a comparable store sales increase of 11.9% in fiscal 2010. Net income in fiscal 2011 increased 54.3% to $37.4 million, or $1.20 per diluted share compared to net income in the prior fiscal year of $24.2 million, or $0.79 per diluted share. Results for fiscal 2010 include costs of $2.4 million, or approximately $0.05 per diluted share, associated with the relocation of the Company's distribution center, and $2.1 million, or approximately $0.04 per diluted share, for the settlement of a previously disclosed lawsuit.

At January 28, 2012, the Company had cash and current marketable securities of $172.8 million, an increase of 34.2% compared to cash and current marketable securities of $128.8 million at January 29, 2011.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "We are extremely pleased with our fiscal fourth quarter and full year results. This quarter's performance demonstrated a continuation of the strength we have seen throughout the year driven by consistently well executed merchandising, passionate employees providing a unique in-store experience, new store openings, and ecommerce strategies. Our recent performance also highlights the power of our business model as a high single digit comp and the addition of 45 productive new stores over the past year fueled a 300 basis point improvement in operating margin and generated more than $68 million in operating cash flow. With a highly differentiated mall-based concept that has significant unit expansion opportunities, a fast growing ecommerce business, and the ability to leverage our infrastructure, we believe the Company is well positioned to deliver sustainable sales and earnings growth over the near and long-term."

Fiscal 2012 First Quarter Outlook

The Company is introducing guidance for the three months ending April 28, 2012. Net sales are projected to be in the range of $123 to $125 million and resulting in net income per diluted share of approximately $0.06 to $0.08, which includes an estimated $0.4 million, or approximately $0.01 per diluted share, for charges associated with the relocation of ecommerce fulfillment operations to Edwardsville, KS. This guidance is based on an anticipated comparable store sales increase in the high single digit range for the first quarter of fiscal 2012.

The Company currently intends to open approximately 50 new stores in fiscal 2012, including up to 10 stores in Canada, with an opening cadence similar to fiscal 2011.

A conference call will be held today to discuss fourth quarter and fiscal 2011 year-end results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617)-597-5307 followed by the conference identification code of 22378309.

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of February 25, 2012 we operated 434 stores in the United States and 10 stores in Canada, which are primarily located in shopping malls, and our web site address is www.zumiez.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's annual report on Form 10-Q for the quarter ended October 29, 2011 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                ZUMIEZ INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share amounts)
                                (Unaudited)

                                            Three Months Ended
                               -------------------------------------------
                                January 28,   % of     January 29,   % of
                                   2012       Sales       2011       Sales
                               ------------  ------   ------------  ------
Net sales                      $    183,859   100.0%  $    156,192   100.0%
Cost of goods sold                  112,356    61.1%        96,299    61.7%
                               ------------  ------   ------------  ------
Gross profit                         71,503    38.9%        59,893    38.3%

Selling, general and
 administrative expenses             40,190    21.9%        35,879    22.9%
                               ------------  ------   ------------  ------
Operating profit                     31,313    17.0%        24,014    15.4%

Interest income, net                    449     0.2%           409     0.3%
Other expense, net                     (308)   (0.1%)         (111)   (0.1%)
                               ------------  ------   ------------  ------
Earnings before income taxes         31,454    17.1%        24,312    15.6%

Provision for income taxes           12,717     6.9%         9,307     6.0%
                               ------------  ------   ------------  ------

Net income                     $     18,737    10.2%  $     15,005     9.6%
                               ============  ======   ============  ======

Basic earnings per share       $       0.61           $       0.50
                               ============           ============

Diluted earnings per share     $       0.60           $       0.49
                               ============           ============
Weighted average shares used
 in computation of earnings
 per share:
  Basic                              30,646                 30,160

  Diluted                            31,211                 30,927

                                ZUMIEZ INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share amounts)

                                            Twelve Months Ended
                                -------------------------------------------
                                 January 28,   % of     January 29,   % of
                                    2012       Sales       2011       Sales
                                ------------  ------   ------------  ------
                                 (unaudited)
Net sales                       $    555,874   100.0%  $    478,849   100.0%
Cost of goods sold                   354,198    63.7%       311,028    65.0%
                                ------------  ------   ------------  ------
Gross profit                         201,676    36.3%       167,821    35.0%

Selling, general and
 administrative expenses             141,444    25.5%       130,454    27.2%
                                ------------  ------   ------------  ------
Operating profit                      60,232    10.8%        37,367     7.8%

Interest income, net                   1,836     0.4%         1,496     0.3%
Other expense, net                      (379)   (0.1%)           (8)    0.0%
                                ------------  ------   ------------  ------
Earnings before income taxes          61,689    11.1%        38,855     8.1%

Provision for income taxes            24,338     4.4%        14,652     3.0%
                                ------------  ------   ------------  ------

Net income                      $     37,351     6.7%  $     24,203     5.1%
                                ============  ======   ============  ======

Basic earnings per share        $       1.22           $       0.81
                                ============           ============

Diluted earnings per share      $       1.20           $       0.79
                                ============           ============
Weighted average shares used in
 computation of earnings per
 share:
  Basic                               30,527                 29,971

  Diluted                             31,119                 30,794

                                ZUMIEZ INC.
                        CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                                   January 28,  January 29,
                                                      2012         2011
                                                  ------------ ------------
                      Assets                       (unaudited)
Current assets
Cash and cash equivalents                         $     14,779 $     11,357
Marketable securities                                  158,019      117,444
Receivables                                              6,284        6,129
Inventories                                             65,037       56,303
Prepaid expenses and other                               7,907        7,210
Deferred tax assets                                      1,477        2,418
                                                  ------------ ------------
  Total current assets                                 253,503      200,861

Fixed assets, net                                       89,478       78,248
Goodwill and other intangibles                          13,154       13,154
Long-term deferred tax assets                            3,109        5,703
Long-term investments                                    2,380        2,766
Long-term other assets                                     533          899
                                                  ------------ ------------
  Total long-term assets                               108,654      100,770

  Total assets                                    $    362,157 $    301,631
                                                  ============ ============

       Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                            $     21,743 $     16,371
Accrued payroll and payroll taxes                        9,062        7,580
Income taxes payable                                     5,835        4,108
Deferred rent and tenant allowances                      4,230        3,719
Other liabilities                                       14,706       13,683
                                                  ------------ ------------
  Total current liabilities                             55,576       45,461

Long-term deferred rent and tenant allowances           32,321       27,629
Long-term other liabilities                              1,983        1,806
                                                  ------------ ------------
  Total long-term liabilities                           34,304       29,435

                                                  ------------ ------------
  Total liabilities                                     89,880       74,896
                                                  ------------ ------------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 20,000 shares
 authorized; none issued and outstanding                     -            -

Common stock, no par value, 50,000 shares
 authorized; 31,170 shares issued and outstanding
 at January 28, 2012 and 30,835 shares issued and
 outstanding at January 29, 2011                        99,412       91,373
Accumulated other comprehensive income (loss)              135          (17)
Retained earnings                                      172,730      135,379
                                                  ------------ ------------
  Total shareholders' equity                           272,277      226,735
                                                  ------------ ------------

  Total liabilities and shareholders' equity      $    362,157 $    301,631
                                                  ============ ============

                                ZUMIEZ INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)

                                                      Fiscal Year Ended
                                                 --------------------------
                                                  January 28,   January 29,
                                                     2012          2011
                                                 ------------  ------------
                                                  (unaudited)
Cash flows from operating activities:
Net income                                       $     37,351  $     24,203
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation, amortization and accretion               19,744        17,923
Deferred taxes                                          3,441           537
Stock-based compensation expense                        5,303         4,866
Excess tax benefit from stock-based compensation       (1,826)       (3,248)
Impairment of long-lived assets                           130           105
Other                                                     478           353
Changes in operating assets and liabilities:
  Receivables                                            (671)         (998)
  Inventories                                          (8,833)       (5,387)
  Prepaid expenses and other                             (607)       (1,137)
  Trade accounts payable                                4,295           (52)
  Accrued payroll and payroll taxes                     1,485           987
  Income taxes payable                                  2,868         3,350
  Deferred rent and tenant allowances                   5,334         1,838
  Other liabilities                                      (427)        5,115
                                                 ------------  ------------
Net cash provided by operating activities              68,065        48,455
                                                 ------------  ------------

Cash flows from investing activities:
Additions to fixed assets                             (25,508)      (29,124)
Purchases of marketable securities and other
 investments                                         (194,531)     (179,611)
Sales and maturities of marketable securities
 and other investments                                151,965       164,961
                                                 ------------  ------------
Net cash used in investing activities                 (68,074)      (43,774)
                                                 ------------  ------------

Cash flows from financing activities:
Proceeds from exercise of stock-based
 compensation, net of withholding tax payments          1,589         1,860
Excess tax benefit from stock-based compensation        1,826         3,248
                                                 ------------  ------------
Net cash provided by financing activities               3,415         5,108
                                                 ------------  ------------

Effect of exchange rate changes on cash and cash
 equivalents                                               16             -

Net increase in cash and cash equivalents               3,422         9,789
Cash and cash equivalents, beginning of period         11,357         1,568
                                                 ------------  ------------
Cash and cash equivalents, end of period         $     14,779  $     11,357
                                                 ============  ============

Supplemental disclosure on cash flow
 information:
Cash paid during the period for income taxes     $     18,014  $     10,789
Accrual for purchases of fixed assets                   3,083           469
Non-cash investing activity - refundable use tax
 in fixed assets                                         (110)         (359)
Non-cash investing activity - asset retirement
 obligations in fixed assets                              224           129

Company Contact:
Brian Leith
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200